EXHIBIT 21.1
------------



SUBSIDIARIES OF THE COMPANY


                                                               Company's
                                                Jurisdiction   Percentage
Name of Subsidiary                            of Incorporation Ownership
------------------                            ---------------- ----------

AMLI Residential Properties, L.P. . . . . . .     Delaware         95%
  A.    AMLI Residential Construction,
          LLC . . . . . . . . . . . . . . . .     Delaware         99%
  B.    AMLI Institutional Advisors, Inc. . .     Illinois        100%
  C.    AMLI Management Company . . . . . . .     Delaware         99%
  D.    Pleasant Hill Joint Venture . . . . .     Georgia         100%
  E.    AMLI at Windbrooke, L.P.  . . . . . .     Illinois         15%
  F.    AMLI at Willeo Creek, L.P.  . . . . .     Georgia          30%
  G.    Barrett Lakes Limited Liability
          Company . . . . . . . . . . . . . .     Delaware         35%
  H.    AMLI at Chevy Chase, L.P. . . . . . .     Illinois         33%
  I.    AMLI at River Exchange, L.L.C.. . . .     Delaware         40%
  J.    Acquiport/Aurora Crossing, L.P. . . .     Delaware         25%
  K.    Acquiport/Fossil Creek, L.P.. . . . .     Delaware         25%
  L.    AMLI at Danada, L.L.C.. . . . . . . .     Illinois        100%
  M.    AMLI at Verandah, L.P.. . . . . . . .     Delaware        100%
  N.    Gardner Drive Limited Liability
        Company . . . . . . . . . . . . . . .     Delaware         35%
  O.    AMLI at Regents Crest, L.P. . . . . .     Delaware        100%
  P.    Park Creek - Gainesville, L.L.C.. . .     Georgia         100%
  Q.    Timberglen, L.P.. . . . . . . . . . .     Delaware        100%
  R.    AMLI at Conner Farms, L.P.. . . . . .     Delaware        100%
  S.    Clairmont, L.P. . . . . . . . . . . .     Delaware        100%
  T.    Wells Oakhurst, L.P.. . . . . . . . .     Delaware         25%
  U.    AMLIWS Parkway Limited Partnership. .     Texas            25%
  V.    AMLI at Castle Creek, L.P.. . . . . .     Delaware        100%
  W.    Acquiport/Clearwater, L.P.. . . . . .     Delaware        100%
  X.    AMLI Creekside, L.P.. . . . . . . . .     Delaware        100%
  Y.    AMLIWS Deerfield Limited
          Partnership . . . . . . . . . . . .     Texas            25%
  Z.    Acquiport/Wynnewood, L.P. . . . . . .     Delaware        100%
  AA.   AMLI at Mill Creek, LLC . . . . . . .     Delaware         25%
  AB.   Park Creek - Old Mill, L.P. . . . . .     Georgia          75%
  AC.   Aquiport/St. Charles, L.P.. . . . . .     Delaware         25%
  AD.   Aquiport/Monterey Oaks, L.P.. . . . .     Delaware         25%
  AE.   Aquiport/Park Bridge, L.P.. . . . . .     Delaware         25%
  AF.   AMLIWS Summit Ridge, LLC. . . . . . .     Missouri         25%
  AG.   AMLI/BPMT Prestonwood Hills
        Partnership . . . . . . . . . . . . .     Delaware         45%
  AH.   AMLI/BPMT on the Green Partnership. .     Delaware         45%
  AI.   Prestonwood Hills REIT II . . . . . .     Maryland         44%
  AJ.   On the Green REIT II. . . . . . . . .     Maryland         44%
  AK.   AMLI at Oakbend, L.P. . . . . . . . .     Delaware        100%
  AL.   AMLI/BPMT Midtown Partnership . . . .     Delaware         45%
  AM.   AMLI/BPMT Frankford Partnership . . .     Delaware         45%
  AN.   AMLI/BPMT Scofield Partnership. . . .     Delaware         45%
  AO.   AMLI/BPMT Breckinridge Partnership. .     Delaware         45%
  AP.   Midtown REIT. . . . . . . . . . . . .     Maryland         44%
  AQ.   Frankford REIT. . . . . . . . . . . .     Maryland         44%
  AR.   Scofield REIT . . . . . . . . . . . .     Maryland         44%
  AS.   Breckinridge REIT . . . . . . . . . .     Maryland         44%
  AT.   AMLI/BPMT Master Partnership, L.P.. .     Delaware         45%
  AU.   AMLI/BPMT Master Partnership-II,
          L.P.. . . . . . . . . . . . . . . .     Delaware         45%

                                                               Company's
                                                Jurisdiction   Percentage
Name of Subsidiary                            of Incorporation Ownership
------------------                            ---------------- ----------

  AV.   AMLI at Cambridge Square, LLC . . . .     Kansas           30%
  AW.   AMLI at Peachtree City, LLC . . . . .     Georgia          20%
  AX.   Acquiport/Kings Harbor L.P. . . . . .     Delaware         25%
  AY.   AMLI at Milton Park, LLC. . . . . . .     Georgia          25%
  AZ.   AMLI/BPMT Towne Square Partnership. .     Delaware         45%
  BA.   Towne Square REIT . . . . . . . . . .     Maryland         44%
  BB.   AMLI at Lowry Estates, L.P. . . . . .     Delaware         50%
  BC.   AMLI at Peachtree City-Phase I, LLC .     Georgia          20%
  BD.   AMLI at Peachtree City-Phase II, LLC.     Georgia          20%
  BE.   AMLI Residential Construction, L.P. .     Delaware         99%
  BF.   AMLI/BPMT Osprey Lake Partnership . .     Delaware         69%
  BG.   Osprey Lake REIT. . . . . . . . . . .     Maryland         45%
  BH.   AMLI at Milton Park, LLC. . . . . . .     Delaware         25%
  BI.   AMLI at Seven Bridges, LLC. . . . . .     Delaware         20%
  BJ.   AMLI at Barrett Lakes II, LLC . . . .     Delaware         25%
  BK.   AMLI Downtown Austin, L.P.. . . . . .     Delaware         30%
  BL.   AMLI at Bryan Place, L.P. . . . . . .     Delaware         48%
  BM.   AMLI at Park Meadows, LLC . . . . . .     Delaware         25%
  BN.   AMLI Residential 2001 Pool, L.P.. . .     Delaware        100%
  BO.   AMLI Residential 2001 Pool, LLC . . .     Delaware        100%
  BP.   AMLI Seventh Street Station, L.P. . .     Delaware        100%
  BQ.   AMLI Seventh Street GP, L.L.C.. . . .     Delaware        100%
  BR.   AMLI at Walnut Creek, L.P.. . . . . .     Delaware        100%
  BS.   Museum Gardens IL, LLC. . . . . . . .     Delaware         25%
  BT.   AMLI at Barrett Walk Condos, LLC. . .     Delaware        100%
  BU.   AMLI/Amrescon Barrett LLC . . . . . .     Delaware        100%
  BV.   AMLI Residential Properties, LLC. . .     Delaware        100%
  BW.   AMLI at Oakhurst, LLC . . . . . . . .     Delaware        100%
  BX.   Park Creek - Newnan, L.P. . . . . . .     Georgia          50%
  BY.   AMLI at La Villita, L.P.. . . . . . .     Delaware        100%
  BZ.   AMLI at Riverbend, L.P. . . . . . . .     Delaware        100%
  CA.   AMLI at Ibis, LLC . . . . . . . . . .     Delaware        100%
  CB.   AMLI on Eldridge Parkway, L.P.. . . .     Delaware        100%
  CC.   AMLI Austin Retail GP, LLC. . . . . .     Texas           100%
  CD.   AMLI Austin Retail, L.P.. . . . . . .     Texas           100%
  CE.   The Tradition at Canterfield
          Limited Partnership . . . . . . . .     Florida         100%
  CF.   The Reserve at Kirkland Crossing
          LLLP. . . . . . . . . . . . . . . .     Florida         100%
  CG.   The Preserve at River Run Limited
          Partnership . . . . . . . . . . . .     Florida         100%